UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 11, 2015, Cocrystal Pharma, Inc. (the “Company”) appointed Mr. Jeffrey Meckler as Interim Chief Executive Officer effective with the filing of the Company’s Form 10-K, which will take place in late March 2015. In addition to serving as Interim Chief Executive Officer, Mr. Meckler will continue to serve as a director of the Company.

Mr. Meckler will be replacing Dr. Gary Wilcox, who is stepping down as Chief Executive Officer due to medical reasons.  On March 11, 2015, Dr. Wilcox also ceased to serve as Co-Chairman of the Board of Directors. Dr. Wilcox will continue to serve as a director and senior advisor to the Company and was appointed as Vice Chairman of the Board of Directors. Dr. Raymond F. Schinazi, formerly Co-Chairman of the Board, will now serve as Chairman of the Board.

Since November 2014, Mr. Meckler has been a director of the Company.  Since 2009, Mr. Meckler has been the Managing Director of The Andra Group, a life sciences consulting firm.  Since 2012, Mr. Meckler has served on the Board of Directors of QLT, Inc., an ultra-orphan ophthalmic biotechnology company and since 2014, he has also served on the Board of Directors of Retrophin, Inc., also an orphan biopharmaceutical company focused on the treatment of catastrophic diseases. Previously, from 2011 to 2012, Mr. Meckler acted as a Director and Interim CEO of Cypress Bioscience Inc. after its acquisition by Royalty Pharma. He also served as a Director of ClearFarma USA from 2010 to 2012, Kyalin Bioscience from 2011 to 2012 and Alveolus Inc. from 2007 to 2009.

On March 13, 2015, in connection with his appointment, Mr. Meckler entered an employment agreement with the Company, which was amended on March 17, 2015 for purposes of clarification (as amended, the “Agreement”). Under the terms of the Agreement, Mr. Meckler will receive a salary of $20,000 a month in addition to compensation for his services as a director. Effective March 23, 2015, Mr. Meckler will also receive a grant of an option to purchase up to 1,750,000 shares of the Company’s common stock, vesting in six approximately equal monthly installments beginning on the one-month anniversary of the date of grant. Mr. Meckler will also be eligible to receive a discretionary bonus of up to $100,000 based on performance criteria to be established by the Board of Directors. The Agreement has an initial term of six months, subject to renewal upon mutual agreement of the Company and Mr. Meckler.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Exhibit
10.1	Jeffrey Meckler Employment Agreement, as amended*

________________________________
* Management contract or compensatory plan or arrangement

Cocrystal Pharma, Inc.

Date: March 17, 2015	By: /s/ Gary Wilcox
Name:  Gary Wilcox
Title:   Chief Executive Officer